Exhibit 99.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1107	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

March 6, 2017

Mr. Rob Roosa

Brigham Minerals, LLC

5914 W. Courtyard Dr., II Ste 200

Austin, Texas 78730

Re:  Evaluation Summary

Brigham Minerals, LLC Interests

Various Oil & Gas Properties in CO, WY,

OK, MT, ND, TX, NM and PA

As of December 31, 2016

Pursuant to the Guidelines of the

Securities and Exchange Commission for

Reporting Corporate Reserves and

Future Net Revenue

Dear Mr. Roosa:

As requested, this report was prepared on March 6, 2017 for Brigham Minerals, LLC (“Brigham”) for the purpose of submitting our estimates of total proved, probable and possible reserves and forecasts of economics attributable to the above-captioned interests. We evaluated 100% of Brigham reserves, which are made up of certain Anadarko, Appalachian, Delaware, Denver-Julesburg (“DJ”), Midland and Williston Basin oil and gas properties located in the following states: Colorado, Wyoming, Oklahoma, Montana, North Dakota, Texas, New Mexico and Pennsylvania. This evaluation, effective December 31, 2016, was prepared using constant prices and costs, and conforms to Item 1202(a)(8) of Regulation S-K and other rules of the Securities and Exchange Commission (SEC). The results of this valuation are presented in the accompanying tabulations, with a composite summary of the values by reserve category presented below:

		Proved Developed Producing	Proved Developed Non-Prod	Proved Undeveloped	Total Proved	Probable	Possible
Net Reserves
Oil	- Mbbl	1,383.1	388.6	5,402.7	7,174.4	10,824.7	7,597.7
Gas	-MMcf	4,664.6	1,410.4	16,914.3	22,989.3	30,192.9	14,743.8
NGL	- Mbbl	453.9	173.4	1,729.8	2,357.5	3,327.9	1,946.1
Future Revenue
Oil	- M$	52,294.4	14,331.5	206,524.2	273,150.3	419,025.1	294,937.2
Gas	- M$	10,807.6	3,286.3	37,921.7	52,015.6	67,943.1	31,951.9
NGL	- M$	5,563.0	2,120.7	21,343.7	29,027.4	42,540.1	25,248.0
Severance Taxes	- M$	4,110.1	1,151.3	13,617.9	18,879.2	25,139.6	16,886.7
Ad Valorem Taxes	- M$	1,184.0	579.8	4,713.6	6,477.4	9,805.2	6,900.3
Operating Expenses	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Other Deductions	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Investments	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Future Net Cash Flow	- M$	63,371.0	18,007.4	247,458.0	328,836.3	494,563.5	328,350.3

Discounted @ 10% (Present Worth)	- M$	38,210.2	11,551.5	136,357.8	186,119.5	198,767.9	91,032.8

Brigham Minerals, LLC Interests

March 6, 2017

Proved Developed (“PD”) reserves are the summation of the Proved Developed Producing and Proved Developed Non-Producing reserve estimates. Proved Developed reserves were estimated at 1,771.7 Mbbl oil, 6,075.0 MMcf gas and 627.3 Mbbl NGLs (or 3,411.5 MBOE). Of the Proved Developed reserves, 2,614.4 MBOE were attributed to producing zones in existing wells and 797.1 MBOE were attributed to zones in existing wells not producing.

Future revenue was calculated prior to deducting state production taxes and ad valorem taxes; however, future net cash flow was calculated after deducting these taxes, future capital costs and operating expenses, but before federal income taxes. Future net cash flow has been discounted at an annual rate of ten (10) percent, in accordance with SEC guidelines, to determine its “present worth”. Present worth indicates the time value of money and should not be construed to represent an estimate of the fair market value of the properties.

The oil reserves include oil and condensate. Oil and NGL volumes are expressed in barrels (42 U.S. gallons). Gas volumes are expressed in thousands of standard cubic feet (Mcf) at contract temperature and pressure base. BOE (barrels of oil equivalent) is expressed as oil and NGL volumes in barrels plus gas volumes in Mcf divided by six (6) to convert to barrels. The data presented in the composite Tables I are explained in page one (1) of the Appendix.

Hydrocarbon Pricing

The base SEC oil and gas prices provided by Brigham for December 31, 2016 were $42.60 per bbl and $2.47 per MMBtu respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of each first-day-of-the-month price within the 12-month period prior to the end of the reporting period. The oil price is based upon WTI-Cushing spot prices (EIA) and the gas price was based on Henry Hub spot prices (EIA) starting January 1, 2016 and ending December 1, 2016.

Adjustments to oil and gas prices were applied based upon calculations derived from regional averages or provided by Brigham. Oil price differentials may include adjustments for basis differential, transportation and/or crude quality corrections. Gas price differentials include adjustments for basis differential and the BTU heating value of the gas. Gas shrinkage was estimated based on regional averages and includes compression and processing losses, flaring and contract allocations.

DJ Basin: Oil price differentials were applied as a deduct of $6.50 per barrel for Colorado properties and $7.50 per barrel for Wyoming properties. Gas price differentials for residue gas sales were applied at 105% of Henry Hub for Colorado properties and 19% for Wyoming properties. Gas shrinkage was estimated at 25% with an NGL yield of 100 bbl/MMcf for Colorado properties, whereas gas shrinkage was estimated at 16% with no NGL yield for Wyoming properties. The NGL price for Colorado was applied at 30% of the base oil price.

Anadarko Basin: Oil price differentials were applied as a deduct of $2.50 per barrel for all properties. Gas price differentials for residue gas sales were applied at 93% of Henry Hub for all properties, with the exception of Continental Resources properties, where a gas price multiplier of 105% was applied. Gas shrinkage was estimated at 16% with an NGL yield of 100 bbl/MMcf for all properties, with the exception of Continental Resources properties, where gas revenues were based on wet gas sales with no gas shrinkage applied nor NGLs included. The NGL price for this basin was applied at 30% of the base oil price.

Brigham Minerals, LLC Interests

March 6, 2017

Williston Basin: Oil price differentials were applied as a deduct of $7.25 per barrel for all properties. Gas price differentials were applied at 41% of Henry Hub for residue gas sales. Gas shrinkage was estimated at 40% with an NGL yield of 130 bbl/MMcf for all properties, with the exception of Continental Resources and Oasis Petroleum properties, where gas revenues were based on wet gas sales with no gas shrinkage applied nor NGLs included. The NGL price for this basin was applied at 7% of the base oil price.

Permian Basin: Oil price differentials were applied as a deduct of $3.35 per barrel for all properties, with the exception of Brigham Resources properties, where a deduct of $3.25 per barrel was applied. Gas price differentials for residue gas sales were applied at 87% of Henry Hub for all properties, with the exception of Brigham Resources properties, where a deduct of $0.25 per Mcf was applied. Gas shrinkage was estimated at 30% with an NGL yield of 95 bbl/MMcf for all properties, with the exception of Brigham Resources properties, where gas shrinkage ranged from 31% to 42% and NGL yield ranged from 128 bbl/MMcf to 149 bbl/MMcf. The NGL price for this basin was applied at 30% of the base oil price for all properties, with the exception of Brigham Resources properties, where the NGL price was applied at 33% of the base oil price.

Appalachian Basin: No oil price differentials were applied for this basin. Gas price differentials were applied at 62% of Henry Hub for wet gas sales. Gas shrinkage was estimated at 2% for all properties. All gas revenues were based on wet gas sales, with no NGLs included in this valuation.

Verticals: Adjustments to oil and gas prices for vertical wells were applied as described above for each respective basin. No NGL yield was applied to vertical wells.

Expenses, Taxes and Investments

Expenses: Routine lease operating expenses (“LOE”) were applied to all wells, and were derived from regional averages and operator assumptions. Although LOE is not paid by the mineral owner, it was applied in this evaluation to assist in proper economic limit determinations. Different LOE averages were applied to vertical and horizontal wells. The LOE for vertical wells is included in each basin section below. Expenses were not escalated in this report, as per SEC guidelines.

DJ Basin: Vertical and horizontal wells were burdened with $3,000 per month and $7,500 per month fixed operating costs, respectively. In addition, variable fees of $2.00 per Mcf- gas, $3.00 per bbl-oil and $1.00 per bbl-NGLs were applied.

Anadarko Basin: Vertical and horizontal wells were burdened with $3,000 per month and $9,000 per month fixed operating costs, respectively. In addition, variable fees of $0.50 per Mcf-gas, $1.25 per bbl-oil and $0.50 per bbl-NGLs were applied.

Williston Basin: Vertical and horizontal wells were burdened with $3,000 per month and $7,500 per month fixed operating costs, respectively. In addition, variable fees of $2.75 per Mcf-gas and $1.70 per bbl-oil were applied, with the exception of Continental Resources and Oasis Petroleum properties, which were not burdened with a variable gas fee.

Permian Basin: Vertical and horizontal wells were burdened with $5,000 per month and $12,000 per month fixed operating costs, respectively, with the exception or Brigham Resources horizontal properties, which were burdened with $15,000 per month fixed operating costs. In addition, variable fees of $2.30 per bbl-water were applied for produced water disposal, with the exception of Brigham Resources properties, where a variable fee of $0.35 per bbl-water was applied.

Brigham Minerals, LLC Interests

March 6, 2017

Appalachian Basin: Vertical and horizontal wells were burdened with $2,300 per month fixed operating costs. In addition, variable fees of $0.12 per Mcf-gas were applied to the gas stream.

Taxes: Oil and gas severance taxes were applied based on the respective state guidelines as follows:

Colorado: Oil, gas and NGL severance tax rates are 5.0% of revenue. Ad valorem taxes are assessed for Broomfield and Weld Counties at 4.95% of revenue.

Wyoming: Oil, gas and NGL severance tax rates are 6.04% of revenue. Ad valorem taxes are assessed by Laramie County at 6.39% of revenue.

Oklahoma: Oil, gas and NGL severance tax rates are 7.095% of revenue, with the exception of a new horizontal well incentive rate of 1.095% of revenue for the first 48 months of operation. No ad valorem taxes are assessed by Oklahoma.

North Dakota: Oil severance taxes are 10.0% of oil revenue. Gas severance tax is assessed at $0.0601 per Mcf of gas sales. The effective rate of severance tax of NGLs was $0.462 per barrel as a calculation of the gas severance tax rate and the yield applied. No ad valorem taxes are assessed by North Dakota.

Montana: Oil and gas severance tax rates are 9.26% of revenue, with the exception of a new horizontal well incentive rate of 0.76% of revenue for the first 18 months of operation. No ad valorem taxes are assessed by Montana.

Texas: The oil severance tax rate is 4.6% of oil revenue and the gas and NGL severance tax rate is 7.5% of gas/NGL revenue. Ad valorem taxes are assessed by Culbertson, Howard, Loving, Martin, Midland, Pecos, Reeves, Upton, and Ward Counties at 2.0% of revenue.

New Mexico: The oil severance tax rate is 7.09% of revenue and the gas and NGL severance tax rate is 7.94% of gas/NGL revenue. Ad valorem taxes are assessed by Lea County at 1.81% of revenue.

Pennsylvania: No oil or gas severance taxes or ad valorem taxes were applied in Pennsylvania.

Investments: Drilling and completion costs (“capital”) were estimated by lateral length, based on the drilling unit acreage for each Basin. Capital is not paid by the mineral owner and therefore not included in this evaluation. However, capital was used to assist in proper commerciality determinations of each new drill. Wells that did not meet minimum economic requirements were dropped from the analysis. Investments were not escalated in this report as per SEC guidelines.

DJ Basin: Capital for wells were applied at a range of $3.500 MM to $7.500 MM per well.

Anadarko Basin: Capital for wells were applied at a range of $5.000 MM to $9.000 MM per well.

Williston Basin: Capital for wells were applied at a range of $3.400 MM to $9.500 MM per well.

Permian Basin: Capital for wells were applied at a range of $5.875 MM to $9.850 MM per well.

Appalachian Basin: Capital for wells were applied at a range of $5.000 MM to $8.000 MM per well.

Verticals: No capital was applied to any vertical properties, as no drilling was forecast.

Brigham Minerals, LLC Interests

March 6, 2017

Reserve Estimation Methods

The methods employed in estimating reserves are described in page two (2) of the Appendix. Reserves for proved developed producing wells were estimated using production performance methods for the vast majority of properties. Certain new producing properties with very little production history were forecast using a combination of production performance and analogy to similar production, both of which are considered to provide a relatively high degree of accuracy. Monthly production data from the various state commission web sites and other public data outlets were used in this evaluation, with data typically updated through October 2016.

Non-producing reserve estimates, for both developed and undeveloped properties, were forecast using either volumetric or analogy methods, or a combination of both. These methods provide a relatively high degree of accuracy for predicting proved developed non-producing and undeveloped reserves for Brigham’s properties, due to the mature nature of their properties targeted for development and an abundance of subsurface control data. The assumptions, data, methods and procedures used herein are appropriate for the purpose served by this report.

New drills on the Brigham acreage include planned (AFE’d) drills, wells currently drilling, permitted wells and/or wells expected to be drilled based on operator information or regional activity. For each new drill, a reserve category of PDNP, PUD, PROB, or POSS was assigned based upon the proximity to production and geologic control. Reserves for each location were assigned based on offset analogy to production, with preference given to modern completions.

The drill schedules for each basin were completed based on spud and completion rates within each basin. First, undeveloped wells with a registered API number were scheduled, followed by wells waiting on completion. Next, wells were arranged by reserve category, with PDNP properties scheduled first, followed by PUD, PROB and POSS properties. Within each reserve category, wells were ordered by decreasing EUR, with the highest EUR wells scheduled first. The drill schedules applied for each basin were found to be reasonable and appropriate for the purposes of this report.

SEC Conformance and Regulations

The reserve classifications and the economic considerations used herein for the SEC pricing scenario conform to the criteria of the SEC as defined in pages three (3) and four (4) of the Appendix. The reserves and economics are predicated on regulatory agency classifications, rules, policies, laws, taxes and royalties currently in effect except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions which could affect the reserves and economics have not been considered. However, we do not anticipate nor are we aware of any legislative changes or restrictive regulatory actions that may impact the recovery of reserves.

This evaluation includes 1,792 commercial proved undeveloped locations. These proven drills are located in the Anadarko Basin (496 drills), Appalachian Basin (38 drills), Permian Basin (228 drills), DJ Basin (429 drills), and Williston Basin (601 drills). Each of these drilling locations proposed as part of the Brigham’s development plans conforms to the proved undeveloped standards as set forth by the SEC. In our opinion, the operators of these drills have indicated they have reasonably certain intent to complete this development plan within the next five (5) years. Furthermore, Brigham and the other operators have demonstrated through their actions that they have the proper company staffing, financial backing and prior development success to ensure this development plan will be fully executed.

Brigham Minerals, LLC Interests

March 6, 2017

General Discussion

The estimates and forecasts were based upon interpretations of data furnished by your office and available from our files. To some extent information from public records has been used to check and/or supplement these data. The basic engineering and geological data were subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. All estimates represent our best judgment based on the data available at the time of preparation. Due to inherent uncertainties in future production rates, commodity prices and geologic conditions, it should be realized that the reserve estimates, the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

An on-site field inspection of the properties has not been performed. The mechanical operation or condition of the wells and their related facilities have not been examined nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have not been included in this evaluation.

Cawley, Gillespie & Associates, Inc. is a Texas Registered Engineering Firm (F-693), made up of independent registered professional engineers and geologists that have provided petroleum consulting services to the oil and gas industry for over 50 years. This evaluation was supervised by W. Todd Brooker, President at Cawley, Gillespie & Associates, Inc. and a State of Texas Licensed Professional Engineer (License #83462). We do not own an interest in the properties or Brigham Minerals, LLC and are not employed on a contingent basis. We have used all methods and procedures that we consider necessary under the circumstances to prepare this memo. Our work-papers and related data utilized in the preparation of these estimates are available in our office.

Yours very truly,

CAWLEY, GILLESPIE & ASSOCIATES, INC.
TEXAS REGISTERED ENGINEERING FIRM F-693

W. Todd Brooker, P. E.
President

Table I - TP

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Total Proved Reserves

As of December 31, 2016

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2017	82,118.4	305,442.5	19,072.6	446.906	1,543.664	133.588	37.566	2.242	12.421
12-2018	97,607.7	392,943.7	25,316.1	598.783	2,190.176	205.066	37.521	2.263	12.367
12-2019	113,708.6	438,028.5	27,982.3	985.466	2,626.323	277.460	37.937	2.281	12.439
12-2020	108,242.3	402,561.2	27,315.0	840.907	2,439.783	264.603	38.170	2.285	12.410
12-2021	92,652.9	334,565.5	23,316.3	649.641	2,013.161	215.491	38.270	2.275	12.312
12-2022	69,127.9	264,998.4	18,254.3	471.794	1,571.191	166.691	38.194	2.275	12.324
12-2023	56,013.4	219,090.1	14,992.4	379.021	1,285.516	135.855	38.154	2.273	12.323
12-2024	47,984.5	188,632.6	12,855.2	322.110	1,097.590	115.684	38.137	2.271	12.317
12-2025	42,247.2	165,978.3	11,286.4	281.773	959.336	100.927	38.129	2.269	12.311
12-2026	37,831.7	148,151.4	10,046.1	251.137	852.391	89.549	38.125	2.266	12.305
12-2027	34,174.1	133,650.4	9,035.5	225.797	764.401	80.156	38.133	2.263	12.299
12-2028	31,063.3	121,391.4	8,177.7	205.303	693.508	72.637	38.139	2.260	12.294
12-2029	28,227.5	110,323.6	7,395.6	186.713	630.173	65.885	38.157	2.256	12.286
12-2030	25,629.2	99,952.1	6,682.9	168.587	569.543	59.458	38.187	2.254	12.275
12-2031	23,378.2	90,890.5	6,063.9	152.181	511.513	53.459	38.222	2.259	12.257
12-2032	21,310.1	82,564.1	5,482.4	137.632	457.310	47.718	38.267	2.257	12.238
12-2033	19,313.0	75,114.6	4,966.5	124.000	411.498	42.934	38.301	2.258	12.225
12-2034	17,504.4	68,391.3	4,498.2	111.589	369.834	38.553	38.337	2.260	12.212
12-2035	15,776.4	61,648.4	4,028.5	99.983	329.390	34.267	38.388	2.258	12.199
S Tot	963,910.9	3,704,318.2	246,768.0	6,639.323	21,316.305	2,199.982	38.051	2.269	12.342
After	94,882.5	376,198.2	21,209.0	535.078	1,673.036	157.552	38.340	2.185	11.903
Total	1,058,793.4	4,080,516.2	267,977.0	7,174.401	22,989.340	2,357.534	38.073	2.263	12.313
Cum	249,450.1	796,582.9	0.0
Ult	1,308,243.6	4,877,100.0	267,977.0

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2017	16,788.639	3,461.654	1,659.297	0.000	0.000	21,909.617	993.076	504.973	0.000
12-2018	22,466.680	4,955.827	2,536.063	0.000	0.000	29,958.572	1,357.854	658.848	0.000
12-2019	37,385.402	5,989.468	3,451.280	0.000	-0.116	46,826.035	2,224.473	1,046.632	0.000
12-2020	32,097.344	5,575.425	3,283.608	0.000	0.039	40,956.414	1,929.295	810.736	0.000
12-2021	24,861.914	4,580.015	2,653.152	0.000	0.000	32,095.076	1,475.178	528.435	0.000
12-2022	18,019.871	3,574.608	2,054.305	0.000	-0.035	23,648.750	1,189.387	406.113	0.000
12-2023	14,461.215	2,922.248	1,674.130	0.000	0.000	19,057.605	1,034.206	334.494	0.000
12-2024	12,284.336	2,492.750	1,424.882	0.000	0.038	16,202.006	932.380	286.005	0.000
12-2025	10,743.694	2,176.293	1,242.512	0.000	0.000	14,162.471	863.205	249.948	0.000
12-2026	9,574.647	1,931.635	1,101.915	0.000	0.000	12,608.207	779.653	221.998	0.000
12-2027	8,610.404	1,729.952	985.799	0.000	0.000	11,326.179	700.945	197.517	0.000
12-2028	7,830.056	1,567.560	892.972	0.000	0.000	10,290.589	636.901	178.603	0.000
12-2029	7,124.391	1,421.795	809.489	0.000	0.000	9,355.662	579.865	159.934	0.000
12-2030	6,437.762	1,283.711	729.858	0.000	0.000	8,451.328	525.247	140.647	0.000
12-2031	5,816.722	1,155.464	655.257	0.000	0.000	7,627.457	475.684	122.256	0.000
12-2032	5,266.830	1,032.025	583.962	0.000	0.000	6,882.837	430.761	105.429	0.000
12-2033	4,749.333	929.104	524.854	0.000	0.000	6,203.291	389.330	91.616	0.000
12-2034	4,277.979	835.937	470.793	0.000	0.000	5,584.708	351.193	79.568	0.000
12-2035	3,838.107	743.821	418.041	0.000	0.000	4,999.965	314.953	68.200	0.000
S Tot	252,635.312	48,359.293	27,152.168	0.000	0.000	328,146.750	17,183.588	6,191.951	0.000
After	20,514.947	3,656.320	1,875.264	0.000	0.000	26,046.543	1,695.653	285.451	0.000
Total	273,150.281	52,015.613	29,027.432	0.000	0.000	354,193.281	18,879.242	6,477.401	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2017	0.000	2261	0.0	0.000	0.000	0.000	0.000	20,411.535	20,411.535	19,387.723
12-2018	0.000	2660	0.0	0.000	0.000	0.000	0.000	27,941.873	48,353.406	43,622.215
12-2019	0.000	3268	0.0	0.000	0.000	0.000	0.000	43,554.902	91,908.312	77,802.227
12-2020	0.000	3546	0.0	0.000	0.000	0.000	0.000	38,216.242	130,124.562	105,259.000
12-2021	0.000	3707	0.0	0.000	0.000	0.000	0.000	30,091.398	160,215.953	124,909.336
12-2022	0.000	3671	0.0	0.000	0.000	0.000	0.000	22,053.230	182,269.188	137,997.578
12-2023	0.000	3641	0.0	0.000	0.000	0.000	0.000	17,688.912	199,958.094	147,535.359
12-2024	0.000	3605	0.0	0.000	0.000	0.000	0.000	14,983.588	214,941.688	154,877.875
12-2025	0.000	3565	0.0	0.000	0.000	0.000	0.000	13,049.329	227,991.016	160,690.125
12-2026	0.000	3517	0.0	0.000	0.000	0.000	0.000	11,606.577	239,597.578	165,389.250
12-2027	0.000	3447	0.0	0.000	0.000	0.000	0.000	10,427.683	250,025.266	169,226.906
12-2028	0.000	3374	0.0	0.000	0.000	0.000	0.000	9,475.072	259,500.344	172,396.891
12-2029	0.000	3257	0.0	0.000	0.000	0.000	0.000	8,615.865	268,116.219	175,017.438
12-2030	0.000	3108	0.0	0.000	0.000	0.000	0.000	7,785.445	275,901.656	177,170.094
12-2031	0.000	2996	0.0	0.000	0.000	0.000	0.000	7,029.500	282,931.156	178,937.125
12-2032	0.000	2890	0.0	0.000	0.000	0.000	0.000	6,346.649	289,277.812	180,387.406
12-2033	0.000	2766	0.0	0.000	0.000	0.000	0.000	5,722.349	295,000.156	181,576.234
12-2034	0.000	2629	0.0	0.000	0.000	0.000	0.000	5,153.944	300,154.125	182,549.656
12-2035	0.000	2498	0.0	0.000	0.000	0.000	0.000	4,616.827	304,770.938	183,342.406
S Tot	0.000			0.000	0.000	0.000	0.000	304,770.938	304,770.938	183,342.406
After	0.000			0.000	0.000	0.000	0.000	24,065.410	328,836.406	186,119.516
Total	0.000			0.000	0.000	0.000	0.000	328,836.344	328,836.406	186,119.516

SEC Pricing (Dec 31, 2016)
	WTI Cushing	Henry Hub
Year	Oil $/STB	Gas $/MMBTU
2016	42.60	2.470
Thereafter	0.0%	0.0%
Cap	42.60	2.470

Percent	Cum. Disc.
9.00	194,653.141
10.00	186,119.141
12.00	171,103.297
15.00	152,615.781
20.00	129,297.180
25.00	112,126.031

12 Months in first year 49.917 Year Life (12/2066)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	02/28/2017	11:09:08 Summary
Cawley, Gillespie & Associates, Inc.

Table I - PDP

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Proved Developed Producing Reserves

As of December 31, 2016

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2017	49,487.0	165,206.9	11,629.1	240.689	743.213	74.860	37.683	2.320	12.335
12-2018	34,633.1	120,016.9	8,410.6	155.795	531.697	53.153	37.739	2.335	12.328
12-2019	27,770.5	96,323.9	6,740.7	121.095	422.673	42.192	37.755	2.339	12.312
12-2020	23,433.8	80,877.4	5,646.8	99.859	351.876	35.012	37.763	2.339	12.294
12-2021	20,415.1	70,012.2	4,879.3	85.524	301.524	29.990	37.770	2.338	12.279
12-2022	18,160.2	61,905.9	4,309.2	74.924	264.713	26.317	37.785	2.336	12.268
12-2023	16,368.0	55,396.4	3,850.6	67.061	235.565	23.377	37.795	2.334	12.255
12-2024	14,874.3	50,036.5	3,470.6	60.683	211.153	20.889	37.808	2.331	12.241
12-2025	13,580.6	45,256.6	3,136.5	55.058	188.800	18.617	37.825	2.326	12.226
12-2026	12,433.6	40,911.7	2,822.8	50.240	169.482	16.644	37.837	2.321	12.209
12-2027	11,365.7	37,205.9	2,556.9	45.719	152.416	14.884	37.858	2.316	12.198
12-2028	10,375.3	33,902.0	2,320.6	41.713	138.572	13.500	37.874	2.313	12.195
12-2029	9,456.2	30,900.5	2,107.5	38.046	126.117	12.288	37.883	2.311	12.192
12-2030	8,540.5	27,701.0	1,880.9	33.951	112.866	10.944	37.875	2.308	12.179
12-2031	7,759.0	25,066.1	1,693.3	30.499	101.596	9.747	37.856	2.304	12.146
12-2032	6,982.8	22,345.2	1,493.7	27.427	87.677	8.260	37.889	2.286	12.098
12-2033	6,203.8	19,976.2	1,327.6	23.893	76.979	7.167	37.895	2.281	12.080
12-2034	5,520.6	17,965.9	1,184.6	21.073	68.243	6.265	37.900	2.278	12.077
12-2035	4,846.6	15,860.5	1,030.2	18.320	58.503	5.222	37.980	2.268	12.088
S Tot	302,206.8	1,016,867.9	70,491.5	1,291.568	4,343.667	429.330	37.782	2.325	12.265
After	24,958.6	92,363.4	5,380.7	91.534	320.972	24.604	38.204	2.206	12.083
Total	327,165.4	1,109,231.4	75,872.3	1,383.102	4,664.638	453.934	37.810	2.317	12.255
Cum	249,450.1	796,582.9	0.0
Ult	576,615.6	1,905,814.2	75,872.3

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2017	9,069.882	1,724.490	923.399	0.000	0.000	11,717.743	572.829	247.682	0.000
12-2018	5,879.549	1,241.631	655.249	0.000	0.000	7,776.407	395.436	151.786	0.000
12-2019	4,572.019	988.593	519.478	0.000	0.000	6,080.093	337.981	114.209	0.000
12-2020	3,771.012	823.030	430.455	0.000	0.000	5,024.494	314.530	91.436	0.000
12-2021	3,230.185	704.962	368.260	0.000	0.000	4,303.410	276.137	76.375	0.000
12-2022	2,830.997	618.407	322.866	0.000	0.000	3,772.274	243.166	65.261	0.000
12-2023	2,534.585	549.728	286.496	0.000	0.000	3,370.811	218.030	57.185	0.000
12-2024	2,294.275	492.215	255.717	0.000	0.000	3,042.208	197.346	50.597	0.000
12-2025	2,082.558	439.147	227.615	0.000	0.000	2,749.318	178.918	44.531	0.000
12-2026	1,900.943	393.371	203.218	0.000	0.000	2,497.531	162.940	39.601	0.000
12-2027	1,730.841	353.030	181.558	0.000	0.000	2,265.430	148.135	35.019	0.000
12-2028	1,579.864	320.583	164.631	0.000	0.000	2,065.075	135.015	31.615	0.000
12-2029	1,441.309	291.500	149.815	0.000	0.000	1,882.626	123.235	28.500	0.000
12-2030	1,285.882	260.531	133.291	0.000	0.000	1,679.703	110.394	24.991	0.000
12-2031	1,154.554	234.053	118.386	0.000	0.000	1,506.993	99.597	21.981	0.000
12-2032	1,039.193	200.470	99.930	0.000	0.000	1,339.591	89.021	18.350	0.000
12-2033	905.411	175.617	86.576	0.000	0.000	1,167.605	78.062	15.349	0.000
12-2034	798.658	155.449	75.665	0.000	0.000	1,029.772	68.832	13.398	0.000
12-2035	695.777	132.659	63.118	0.000	0.000	891.554	59.561	10.933	0.000
S Tot	48,797.500	10,099.466	5,265.719	0.000	0.000	64,162.637	3,809.165	1,138.800	0.000
After	3,496.939	708.112	297.277	0.000	0.000	4,502.330	300.887	45.170	0.000
Total	52,294.441	10,807.578	5,562.996	0.000	0.000	68,664.969	4,110.052	1,183.970	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2017	0.000	1776	0.0	0.000	0.000	0.000	0.000	10,897.262	10,897.262	10,441.308
12-2018	0.000	1758	0.0	0.000	0.000	0.000	0.000	7,229.188	18,126.449	16,724.311
12-2019	0.000	1734	0.0	0.000	0.000	0.000	0.000	5,627.900	23,754.350	21,168.203
12-2020	0.000	1691	0.0	0.000	0.000	0.000	0.000	4,618.538	28,372.889	24,482.629
12-2021	0.000	1648	0.0	0.000	0.000	0.000	0.000	3,950.896	32,323.783	27,059.379
12-2022	0.000	1612	0.0	0.000	0.000	0.000	0.000	3,463.842	35,787.629	29,112.768
12-2023	0.000	1582	0.0	0.000	0.000	0.000	0.000	3,095.596	38,883.223	30,780.855
12-2024	0.000	1546	0.0	0.000	0.000	0.000	0.000	2,794.269	41,677.492	32,149.637
12-2025	0.000	1506	0.0	0.000	0.000	0.000	0.000	2,525.872	44,203.363	33,274.391
12-2026	0.000	1460	0.0	0.000	0.000	0.000	0.000	2,294.991	46,498.355	34,203.469
12-2027	0.000	1409	0.0	0.000	0.000	0.000	0.000	2,082.278	48,580.633	34,969.762
12-2028	0.000	1353	0.0	0.000	0.000	0.000	0.000	1,898.447	50,479.078	35,604.887
12-2029	0.000	1304	0.0	0.000	0.000	0.000	0.000	1,730.890	52,209.969	36,131.332
12-2030	0.000	1238	0.0	0.000	0.000	0.000	0.000	1,544.319	53,754.289	36,558.359
12-2031	0.000	1178	0.0	0.000	0.000	0.000	0.000	1,385.415	55,139.703	36,906.602
12-2032	0.000	1123	0.0	0.000	0.000	0.000	0.000	1,232.220	56,371.926	37,188.238
12-2033	0.000	1040	0.0	0.000	0.000	0.000	0.000	1,074.194	57,446.117	37,411.492
12-2034	0.000	959	0.0	0.000	0.000	0.000	0.000	947.543	58,393.660	37,590.473
12-2035	0.000	887	0.0	0.000	0.000	0.000	0.000	821.058	59,214.719	37,731.488
S Tot	0.000			0.000	0.000	0.000	0.000	59,214.719	59,214.719	37,731.488
After	0.000			0.000	0.000	0.000	0.000	4,156.271	63,370.992	38,210.191
Total	0.000			0.000	0.000	0.000	0.000	63,370.992	63,370.992	38,210.191

SEC Pricing (Dec 31, 2016)
	WTI Cushing	Henry Hub
Year	Oil $/STB	Gas $/MMBTU
2016	42.60	2.470
Thereafter	0.0%	0.0%
Cap	42.60	2.470

Percent	Cum. Disc.
9.00	39,692.363
10.00	38,210.227
12.00	35,612.789
15.00	32,434.357
20.00	28,457.479
25.00	25,548.971

12 Months in first year        49.917 Year Life (12/2066)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	07/12/2018	15:28:39 Summary
Cawley, Gillespie & Associates, Inc.

Table I - PDNP

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Proved Developed Non-Producing Reserves

As of December 31, 2016

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2017	18,215.6	44,458.9	3,290.9	79.561	166.369	19.275	37.170	2.154	11.996
12-2018	16,269.5	48,333.9	3,832.9	70.566	226.625	28.381	36.644	2.376	12.332
12-2019	9,010.6	30,543.8	2,412.9	37.303	148.277	18.538	36.796	2.372	12.321
12-2020	6,663.3	22,908.6	1,807.8	26.784	111.761	13.965	36.845	2.367	12.299
12-2021	5,298.9	18,420.0	1,447.4	21.211	90.278	11.273	36.872	2.364	12.288
12-2022	4,451.2	15,501.4	1,214.2	17.711	76.026	9.488	36.889	2.361	12.278
12-2023	3,861.9	13,432.1	1,049.3	15.286	65.830	8.213	36.901	2.358	12.267
12-2024	3,425.5	11,881.6	925.9	13.496	58.153	7.252	36.909	2.355	12.257
12-2025	3,087.6	10,673.0	829.9	12.117	52.152	6.502	36.916	2.353	12.247
12-2026	2,814.0	9,693.9	752.2	10.944	47.185	5.880	36.927	2.350	12.237
12-2027	2,574.2	8,816.4	681.3	9.998	42.968	5.351	36.935	2.346	12.226
12-2028	2,344.4	8,019.6	616.2	9.161	39.487	4.915	36.944	2.344	12.220
12-2029	2,113.3	7,239.0	551.1	8.275	36.126	4.492	36.966	2.340	12.210
12-2030	1,913.5	6,503.9	491.5	7.540	33.055	4.110	36.983	2.338	12.201
12-2031	1,748.3	5,859.2	441.3	6.827	29.937	3.728	37.008	2.339	12.186
12-2032	1,591.4	5,295.2	398.5	6.121	26.976	3.376	37.026	2.346	12.170
12-2033	1,439.8	4,822.2	361.1	5.503	24.608	3.086	37.056	2.349	12.160
12-2034	1,321.8	4,407.1	329.6	4.859	22.002	2.758	36.992	2.356	12.134
12-2035	1,213.1	3,981.5	296.2	4.408	19.990	2.513	36.992	2.361	12.121
S Tot	89,357.9	280,791.4	21,730.3	367.670	1,317.804	163.095	36.908	2.335	12.239
After	7,665.3	23,155.1	1,460.0	20.884	92.561	10.757	36.458	2.259	11.593
Total	97,023.3	303,946.5	23,190.3	388.554	1,410.365	173.852	36.884	2.330	12.199
Cum	0.0	0.0	0.0
Ult	97,023.3	303,946.5	23,190.3

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2017	2,957.323	358.391	231.228	0.000	0.000	3,546.941	193.982	93.804	0.000
12-2018	2,585.802	538.521	349.984	0.000	0.000	3,474.305	193.134	117.537	0.000
12-2019	1,372.608	351.741	228.403	0.000	0.000	1,952.751	109.675	61.997	0.000
12-2020	986.851	264.591	171.760	0.000	0.000	1,423.201	80.410	44.047	0.000
12-2021	782.078	213.428	138.529	0.000	0.000	1,134.036	67.532	34.551	0.000
12-2022	653.333	179.491	116.494	0.000	0.000	949.318	56.749	28.578	0.000
12-2023	564.056	155.225	100.742	0.000	0.000	820.023	49.170	24.447	0.000
12-2024	498.146	136.963	88.889	0.000	0.000	723.998	43.527	21.406	0.000
12-2025	447.300	122.695	79.631	0.000	0.000	649.626	39.147	19.070	0.000
12-2026	404.125	110.865	71.952	0.000	0.000	586.942	35.477	17.064	0.000
12-2027	369.269	100.813	65.426	0.000	0.000	535.508	32.447	15.445	0.000
12-2028	338.432	92.555	60.064	0.000	0.000	491.051	29.813	14.064	0.000
12-2029	305.911	84.530	54.844	0.000	0.000	445.285	27.148	12.558	0.000
12-2030	278.851	77.288	50.141	0.000	0.000	406.280	24.846	11.316	0.000
12-2031	252.637	70.020	45.434	0.000	0.000	368.090	22.603	10.060	0.000
12-2032	226.635	63.290	41.080	0.000	0.000	331.005	20.430	8.850	0.000
12-2033	203.919	57.795	37.527	0.000	0.000	299.241	18.553	7.824	0.000
12-2034	179.742	51.829	33.464	0.000	0.000	265.035	16.550	6.912	0.000
12-2035	163.054	47.200	30.455	0.000	0.000	240.709	15.083	6.200	0.000
S Tot	13,570.071	3,077.232	1,996.048	0.000	0.000	18,643.346	1,076.277	555.731	0.000
After	761.405	209.104	124.701	0.000	0.000	1,095.210	75.004	24.106	0.000
Total	14,331.476	3,286.336	2,120.749	0.000	0.000	19,738.557	1,151.281	579.836	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2017	0.000	248	0.0	0.000	0.000	0.000	0.000	3,259.156	3,259.156	3,091.056
12-2018	0.000	266	0.0	0.000	0.000	0.000	0.000	3,163.634	6,422.789	5,852.367
12-2019	0.000	266	0.0	0.000	0.000	0.000	0.000	1,781.080	8,203.869	7,260.603
12-2020	0.000	267	0.0	0.000	0.000	0.000	0.000	1,298.745	9,502.614	8,193.216
12-2021	0.000	267	0.0	0.000	0.000	0.000	0.000	1,031.953	10,534.567	8,866.551
12-2022	0.000	267	0.0	0.000	0.000	0.000	0.000	863.991	11,398.558	9,378.892
12-2023	0.000	267	0.0	0.000	0.000	0.000	0.000	746.407	12,144.965	9,781.187
12-2024	0.000	267	0.0	0.000	0.000	0.000	0.000	659.065	12,804.030	10,104.068
12-2025	0.000	267	0.0	0.000	0.000	0.000	0.000	591.409	13,395.439	10,367.435
12-2026	0.000	267	0.0	0.000	0.000	0.000	0.000	534.402	13,929.841	10,583.767
12-2027	0.000	265	0.0	0.000	0.000	0.000	0.000	487.616	14,417.457	10,763.206
12-2028	0.000	257	0.0	0.000	0.000	0.000	0.000	447.174	14,864.631	10,912.813
12-2029	0.000	241	0.0	0.000	0.000	0.000	0.000	405.578	15,270.210	11,036.174
12-2030	0.000	220	0.0	0.000	0.000	0.000	0.000	370.117	15,640.327	11,138.506
12-2031	0.000	209	0.0	0.000	0.000	0.000	0.000	335.427	15,975.754	11,222.826
12-2032	0.000	200	0.0	0.000	0.000	0.000	0.000	301.724	16,277.478	11,291.768
12-2033	0.000	193	0.0	0.000	0.000	0.000	0.000	272.864	16,550.342	11,348.458
12-2034	0.000	183	0.0	0.000	0.000	0.000	0.000	241.574	16,791.916	11,394.088
12-2035	0.000	177	0.0	0.000	0.000	0.000	0.000	219.426	17,011.342	11,431.759
S Tot	0.000			0.000	0.000	0.000	0.000	17,011.342	17,011.342	11,431.759
After	0.000			0.000	0.000	0.000	0.000	996.100	18,007.438	11,551.467
Total	0.000			0.000	0.000	0.000	0.000	18,007.441	18,007.438	11,551.467

SEC Pricing (Dec 31, 2016)
Year	WTI Cushing Oil $/STB	Henry Hub Gas $/MMBTU
2016	42.60	2.470
Thereafter	0.0%	0.0%
Cap	42.60	2.470

Percent	Cum. Disc.
9.00	11,943.692
10.00	11,551.466
12.00	10,858.320
15.00	9,998.244
20.00	8,898.392
25.00	8,072.057

12 Months in first year        47.083 Year Life (01/2064)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT.	07/12/2018	15:29:24
TEXAS REGISTERED ENGINEERING FIRM F-693.		Summary

Cawley, Gillespie & Associates, Inc.

Table I - PUD

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Proved Undeveloped Reserves

As of December 31, 2016

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2017	14,416.0	95,776.6	4,152.7	126.657	634.084	39.454	37.593	2.174	12.791
12-2018	46,705.1	224,592.5	13,072.6	372.422	1,431.859	123.533	37.595	2.218	12.392
12-2019	76,927.3	311,160.5	18,828.7	827.068	2,055.377	216.730	38.015	2.262	12.474
12-2020	78,145.1	298,775.6	19,860.3	714.264	1,976.148	215.626	38.276	2.271	12.435
12-2021	66,938.8	246,132.6	16,989.6	542.908	1,621.360	174.228	38.404	2.258	12.319
12-2022	46,516.6	187,591.0	12,730.9	379.160	1,230.451	130.886	38.336	2.257	12.339
12-2023	35,783.4	150,261.7	10,092.6	296.673	984.118	104.266	38.300	2.253	12.342
12-2024	29,684.6	126,714.0	8,458.8	247.931	828.282	87.543	38.285	2.250	12.340
12-2025	25,579.1	110,048.2	7,320.0	214.597	718.385	75.808	38.275	2.247	12.337
12-2026	22,584.1	97,545.5	6,471.1	189.953	635.724	67.025	38.270	2.245	12.335
12-2027	20,234.2	87,628.1	5,797.4	170.080	569.017	59.920	38.278	2.243	12.330
12-2028	18,343.6	79,469.8	5,240.8	154.429	515.451	54.221	38.281	2.240	12.325
12-2029	16,658.0	72,184.1	4,737.0	140.391	467.930	49.105	38.302	2.235	12.317
12-2030	15,175.3	65,746.9	4,310.6	127.096	423.621	44.404	38.341	2.233	12.306
12-2031	13,870.9	59,965.1	3,929.3	114.856	379.980	39.984	38.392	2.241	12.291
12-2032	12,736.0	54,923.5	3,590.2	104.085	342.656	36.083	38.440	2.242	12.276
12-2033	11,669.4	50,315.9	3,277.7	94.604	309.912	32.681	38.476	2.245	12.263
12-2034	10,662.0	46,018.3	2,984.0	85.657	279.590	29.530	38.521	2.248	12.247
12-2035	9,716.7	41,806.4	2,702.0	77.256	250.899	26.533	38.564	2.248	12.229
S Tot	572,346.2	2,406,656.2	154,546.4	4,980.087	15,654.842	1,607.559	38.206	2.247	12.373
After	62,258.6	260,679.9	14,368.2	422.659	1,259.503	122.191	38.463	2.175	11.894
Total	634,604.8	2,667,336.2	168,914.6	5,402.747	16,914.346	1,729.751	38.226	2.242	12.339
Cum	0.0	0.0	0.0
Ult	634,604.8	2,667,336.2	168,914.6

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2017	4,761.432	1,378.775	504.672	0.000	0.000	6,644.878	226.265	163.486	0.000
12-2018	14,001.285	3,175.687	1,530.836	0.000	0.000	18,707.832	769.285	389.524	0.000
12-2019	31,440.711	4,649.130	2,703.400	0.000	0.000	38,793.203	1,776.818	870.427	0.000
12-2020	27,339.430	4,487.799	2,681.392	0.000	0.000	34,508.609	1,534.355	675.252	0.000
12-2021	20,849.602	3,661.632	2,146.364	0.000	0.000	26,657.604	1,131.508	417.510	0.000
12-2022	14,535.511	2,776.701	1,614.946	0.000	0.000	18,927.127	889.472	312.273	0.000
12-2023	11,362.584	2,217.292	1,286.894	0.000	0.000	14,866.787	767.006	252.862	0.000
12-2024	9,491.929	1,863.580	1,080.275	0.000	0.000	12,435.801	691.508	214.002	0.000
12-2025	8,213.822	1,614.453	935.266	0.000	0.000	10,763.548	645.140	186.348	0.000
12-2026	7,269.609	1,427.400	826.743	0.000	0.000	9,523.719	581.237	165.334	0.000
12-2027	6,510.295	1,276.108	738.813	0.000	0.000	8,525.204	520.365	147.052	0.000
12-2028	5,911.763	1,154.420	668.277	0.000	0.000	7,734.461	472.074	132.924	0.000
12-2029	5,377.167	1,045.763	604.831	0.000	0.000	7,027.756	429.483	118.875	0.000
12-2030	4,873.035	945.894	546.426	0.000	0.000	6,365.357	390.007	104.340	0.000
12-2031	4,409.524	851.391	491.437	0.000	0.000	5,752.367	353.484	90.215	0.000
12-2032	4,001.007	768.266	442.952	0.000	0.000	5,212.229	321.310	78.228	0.000
12-2033	3,640.010	695.692	400.751	0.000	0.000	4,736.445	292.715	68.444	0.000
12-2034	3,299.580	628.658	361.665	0.000	0.000	4,289.895	265.810	59.258	0.000
12-2035	2,979.278	563.962	324.468	0.000	0.000	3,867.703	240.309	51.067	0.000
S Tot	190,267.578	35,182.605	19,890.408	0.000	0.000	245,340.516	12,298.151	4,497.421	0.000
After	16,256.598	2,739.105	1,453.287	0.000	0.000	20,448.998	1,319.762	216.175	0.000
Total	206,524.172	37,921.707	21,343.693	0.000	0.000	265,789.500	13,617.913	4,713.596	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2017	0.000	237	0.0	0.000	0.000	0.000	0.000	6,255.127	6,255.127	5,855.336
12-2018	0.000	636	0.0	0.000	0.000	0.000	0.000	17,549.018	23,804.146	21,045.535
12-2019	0.000	1268	0.0	0.000	0.000	0.000	0.000	36,145.926	59,950.070	49,373.367
12-2020	0.000	1588	0.0	0.000	0.000	0.000	0.000	32,298.938	92,249.008	72,583.102
12-2021	0.000	1792	0.0	0.000	0.000	0.000	0.000	25,108.605	117,357.617	88,983.391
12-2022	0.000	1792	0.0	0.000	0.000	0.000	0.000	17,725.432	135,083.047	99,505.898
12-2023	0.000	1792	0.0	0.000	0.000	0.000	0.000	13,846.899	148,929.938	106,973.289
12-2024	0.000	1792	0.0	0.000	0.000	0.000	0.000	11,530.253	160,460.188	112,624.133
12-2025	0.000	1792	0.0	0.000	0.000	0.000	0.000	9,932.034	170,392.219	117,048.266
12-2026	0.000	1790	0.0	0.000	0.000	0.000	0.000	8,777.173	179,169.391	120,601.969
12-2027	0.000	1773	0.0	0.000	0.000	0.000	0.000	7,857.800	187,027.203	123,493.906
12-2028	0.000	1764	0.0	0.000	0.000	0.000	0.000	7,129.459	194,156.656	125,879.148
12-2029	0.000	1712	0.0	0.000	0.000	0.000	0.000	6,479.404	200,636.062	127,849.891
12-2030	0.000	1650	0.0	0.000	0.000	0.000	0.000	5,871.007	206,507.078	129,473.195
12-2031	0.000	1609	0.0	0.000	0.000	0.000	0.000	5,308.668	211,815.750	130,807.648
12-2032	0.000	1567	0.0	0.000	0.000	0.000	0.000	4,812.700	216,628.453	131,907.359
12-2033	0.000	1533	0.0	0.000	0.000	0.000	0.000	4,375.292	221,003.750	132,816.250
12-2034	0.000	1487	0.0	0.000	0.000	0.000	0.000	3,964.834	224,968.578	133,565.078
12-2035	0.000	1434	0.0	0.000	0.000	0.000	0.000	3,576.330	228,544.906	134,179.125
S Tot	0.000			0.000	0.000	0.000	0.000	228,544.906	228,544.906	134,179.125
After	0.000			0.000	0.000	0.000	0.000	18,913.051	247,457.984	136,357.797
Total	0.000			0.000	0.000	0.000	0.000	247,457.969	247,457.984	136,357.797

SEC Pricing (Dec 31, 2016)
Year	WTI Cushing Oil $/STB	Henry Hub Gas $/MMBTU
2016	42.60	2.470
Thereafter	0.0%	0.0%
Cap	42.60	2.470

Percent	Cum. Disc.
9.00	143,017.344
10.00	136,357.922
12.00	124,632.656
15.00	110,183.633
20.00	91,941.367
25.00	78,504.766

12 Months in first year        46.500 Year Life (07/2063)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	07/12/2018	15:34:25 Summary
Cawley, Gillespie & Associates, Inc.

Table I—PROB

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Probable Reserves

As of December 31, 2016

(1)	(2)	(3)		(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas		Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production		Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF		MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2017	748.1	4,205.1		212.9	3.360	12.297	0.846	38.410	1.876	12.780
12-2018	15,740.7	47,634.7		1,747.8	172.133	359.977	17.544	36.198	1.278	12.780
12-2019	17,871.6	62,409.7		3,469.1	182.485	472.568	37.586	36.777	1.734	12.780
12-2020	37,332.2	164,649.5		9,560.5	557.628	1,296.138	139.861	36.904	2.182	12.849
12-2021	47,843.4	209,799.7		13,450.0	860.945	1,739.653	223.697	37.802	2.297	13.045
12-2022	62,161.4	277,837.2		16,995.1	844.111	2,163.661	239.457	38.411	2.290	12.880
12-2023	72,340.8	296,169.0		19,072.2	960.166	2,438.686	272.518	38.686	2.264	12.744
12-2024	75,701.5	287,349.5		18,805.0	853.565	2,152.854	234.231	38.764	2.261	12.668
12-2025	66,496.9	269,697.8		18,801.4	789.817	2,122.267	236.378	38.919	2.264	12.732
12-2026	57,731.9	240,055.0		16,935.4	624.514	1,801.244	199.697	38.919	2.270	12.746
12-2027	52,015.7	221,650.1		16,084.7	601.352	1,757.832	195.903	39.074	2.275	12.757
12-2028	48,855.0	210,577.5		15,768.0	594.333	1,820.425	204.938	39.199	2.277	12.765
12-2029	44,089.3	189,975.2		14,112.9	510.526	1,607.388	179.637	39.180	2.280	12.769
12-2030	40,480.0	171,897.7		12,722.6	452.774	1,423.361	158.555	39.215	2.278	12.771
12-2031	33,107.4	146,533.0		10,675.4	372.355	1,195.319	133.119	39.172	2.274	12.773
12-2032	27,808.2	125,259.1		9,085.6	315.876	1,010.849	113.161	39.172	2.276	12.774
12-2033	24,390.7	110,168.9		7,954.7	279.003	882.867	99.437	39.180	2.282	12.774
12-2034	21,795.8	98,474.0		7,056.7	249.471	780.535	87.864	39.195	2.278	12.775
12-2035	19,620.6	88,893.9		6,350.0	223.866	698.829	78.872	39.220	2.282	12.773
S Tot	766,131.2	3,223,236.5		218,860.4	9,448.279	25,736.750	2,853.301	38.621	2.247	12.789
After	137,666.6	639,047.8		41,422.5	1,376.388	4,456.140	474.643	39.326	2.272	12.748
Total	903,797.8	3,862,284.2		260,282.9	10,824.667	30,192.891	3,327.944	38.710	2.250	12.783
Cum	0.0	0.0		0.0
Ult	903,797.9	3,862,284.2		260,282.9

(11)	(12)	(13)		(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas		NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue		Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$		M$	M$	M$	M$	M$	M$
12-2017	129.043	23.066		10.809	0.000	0.000	162.917	7.785	4.225	0.000
12-2018	6,230.840	460.145		224.210	0.000	0.000	6,915.194	374.238	340.906	0.000
12-2019	6,711.200	819.573		480.342	0.000	0.000	8,011.108	414.879	343.835	0.000
12-2020	20,578.461	2,827.823		1,797.078	0.000	0.000	25,203.359	1,259.093	1,023.308	0.000
12-2021	32,545.432	3,995.149		2,918.166	0.000	0.000	39,458.754	1,953.367	1,282.164	0.000
12-2022	32,423.453	4,953.720		3,084.218	0.000	0.000	40,461.301	1,875.123	934.691	0.000
12-2023	37,145.430	5,520.661		3,472.968	0.000	0.000	46,139.098	2,087.746	897.815	0.000
12-2024	33,087.992	4,867.231		2,967.189	0.000	0.000	40,922.445	1,802.708	739.500	0.000
12-2025	30,739.254	4,804.410		3,009.485	0.000	0.000	38,553.363	1,598.852	649.231	0.000
12-2026	24,305.717	4,088.834		2,545.345	0.000	0.000	30,939.906	1,307.105	512.344	0.000
12-2027	23,496.990	3,998.750		2,499.102	0.000	0.000	29,994.787	1,188.890	427.258	0.000
12-2028	23,297.105	4,145.816		2,616.055	0.000	0.000	30,058.945	1,118.613	370.408	0.000
12-2029	20,002.516	3,665.633		2,293.703	0.000	0.000	25,961.787	1,033.713	326.012	0.000
12-2030	17,755.650	3,241.727		2,024.947	0.000	0.000	23,022.297	946.296	281.549	0.000
12-2031	14,585.794	2,717.581		1,700.313	0.000	0.000	19,003.721	868.712	245.042	0.000
12-2032	12,373.549	2,300.204		1,445.506	0.000	0.000	16,119.317	824.224	210.178	0.000
12-2033	10,931.239	2,014.665		1,270.245	0.000	0.000	14,216.143	791.791	185.754	0.000
12-2034	9,778.075	1,778.320		1,122.432	0.000	0.000	12,678.833	740.142	163.818	0.000
12-2035	8,780.148	1,594.970		1,007.440	0.000	0.000	11,382.574	673.326	144.376	0.000
S Tot	364,897.875	57,818.273		36,489.551	0.000	0.000	459,205.812	20,866.604	9,082.413	0.000
After	54,127.188	10,124.870		6,050.548	0.000	0.000	70,302.562	4,273.044	722.779	0.000
Total	419,025.094	67,943.141		42,540.102	0.000	0.000	529,508.375	25,139.648	9,805.192	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2017	0.000	17	0.0	0.000	0.000	0.000	0.000	150.908	150.908	140.346
12-2018	0.000	255	0.0	0.000	0.000	0.000	0.000	6,200.053	6,350.960	5,434.754
12-2019	0.000	367	0.0	0.000	0.000	0.000	0.000	7,252.394	13,603.354	11,147.818
12-2020	0.000	811	0.0	0.000	0.000	0.000	0.000	22,920.955	36,524.312	27,466.512
12-2021	0.000	1128	0.0	0.000	0.000	0.000	0.000	36,223.223	72,747.539	51,079.375
12-2022	0.000	1489	0.0	0.000	0.000	0.000	0.000	37,651.531	110,399.070	73,352.828
12-2023	0.000	1858	0.0	0.000	0.000	0.000	0.000	43,153.445	153,552.516	96,606.383
12-2024	0.000	2155	0.0	0.000	0.000	0.000	0.000	38,380.215	191,932.734	115,389.336
12-2025	0.000	2343	0.0	0.000	0.000	0.000	0.000	36,305.258	228,237.984	131,561.500
12-2026	0.000	2427	0.0	0.000	0.000	0.000	0.000	29,120.453	257,358.438	143,360.031
12-2027	0.000	2532	0.0	0.000	0.000	0.000	0.000	28,378.703	285,737.156	153,796.422
12-2028	0.000	2640	0.0	0.000	0.000	0.000	0.000	28,569.969	314,307.125	163,358.562
12-2029	0.000	2727	0.0	0.000	0.000	0.000	0.000	24,602.020	338,909.156	170,842.141
12-2030	0.000	2760	0.0	0.000	0.000	0.000	0.000	21,794.480	360,703.625	176,871.266
12-2031	0.000	2630	0.0	0.000	0.000	0.000	0.000	17,889.934	378,593.531	181,371.734
12-2032	0.000	2499	0.0	0.000	0.000	0.000	0.000	15,084.880	393,678.406	184,820.141
12-2033	0.000	2414	0.0	0.000	0.000	0.000	0.000	13,238.607	406,917.000	187,570.828
12-2034	0.000	2347	0.0	0.000	0.000	0.000	0.000	11,774.862	418,691.844	189,794.797
12-2035	0.000	2286	0.0	0.000	0.000	0.000	0.000	10,564.870	429,256.719	191,608.781
S Tot	0.000			0.000	0.000	0.000	0.000	429,256.719	429,256.719	191,608.781
After	0.000			0.000	0.000	0.000	0.000	65,306.820	494,563.531	198,767.922
Total	0.000			0.000	0.000	0.000	0.000	494,563.531	494,563.531	198,767.922

SEC Pricing (Dec 31, 2016)
	WTI Cushing	Henry Hub
Year	Oil $/STB	Gas $/MMBTU
2016	42.60	2.470
Thereafter	0.0%	0.0%
Cap	42.60	2.470

Percent	Cum. Disc.
9.00	214,550.516
10.00	198,767.641
12.00	171,851.078
15.00	140,391.547
20.00	103,822.953
25.00	79,514.289

12 Months in first year        48.167 Year Life (03/2065)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	07/12/2018	15:42:12 Summary
Cawley, Gillespie & Associates, Inc.

Table I - POSS

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Possible Reserves

As of December 31, 2016

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2017	687.3	1,579.2	133.8	1.497	2.983	0.399	37.272	2.295	12.780
12-2018	1,900.1	5,584.4	315.3	15.250	30.406	1.669	36.410	1.232	12.780
12-2019	11,344.0	40,215.6	781.0	120.973	357.051	7.862	35.743	0.814	12.779
12-2020	5,966.1	27,078.2	626.7	64.900	246.784	6.191	36.761	0.839	12.780
12-2021	16,865.2	44,265.5	2,127.7	197.380	407.321	30.286	36.808	1.603	12.780
12-2022	29,606.4	83,218.2	6,524.2	347.041	789.383	87.425	36.620	2.199	12.780
12-2023	16,029.5	56,924.9	4,560.7	187.813	526.749	59.351	36.873	2.219	12.780
12-2024	12,476.0	39,638.1	3,265.4	122.621	345.423	40.440	36.825	2.267	12.642
12-2025	21,012.8	42,093.2	3,654.7	129.725	288.045	35.299	36.582	2.188	11.724
12-2026	31,503.2	52,351.6	5,275.4	434.655	437.104	79.237	38.674	2.193	13.110
12-2027	31,068.8	50,795.1	5,350.1	568.265	486.258	95.696	38.961	2.214	13.424
12-2028	30,655.8	54,706.3	5,636.0	561.502	602.203	103.408	39.005	2.201	13.207
12-2029	28,655.8	56,132.0	5,745.6	503.163	638.459	104.854	39.016	2.200	13.134
12-2030	26,064.7	58,336.0	5,850.1	479.301	665.478	103.990	39.038	2.194	13.049
12-2031	31,826.0	103,926.9	9,582.1	451.460	928.306	127.491	39.227	2.247	12.955
12-2032	32,000.3	122,447.0	9,933.1	394.517	886.660	114.215	39.317	2.273	12.948
12-2033	31,892.3	119,968.4	10,376.5	470.288	1,156.923	147.081	39.546	2.282	12.896
12-2034	28,499.0	102,516.3	9,066.9	373.135	927.902	119.689	39.502	2.278	12.909
12-2035	21,164.5	79,751.8	7,055.3	286.961	718.690	94.412	39.425	2.274	12.930
S Tot	409,217.8	1,141,528.6	95,860.7	5,710.448	10,442.126	1,358.995	38.622	2.129	12.958
After	130,739.5	484,681.4	43,091.5	1,887.288	4,301.707	587.058	39.417	2.260	13.010
Total	539,957.3	1,626,209.9	138,952.2	7,597.736	14,743.833	1,946.053	38.819	2.167	12.974
Cum	0.0	0.0	0.0
Ult	539,957.3	1,626,210.0	138,952.2

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2017	55.790	6.844	5.096	0.000	0.000	67.730	3.485	2.369	0.000
12-2018	555.267	37.455	21.333	0.000	0.000	614.055	34.258	29.084	0.000
12-2019	4,323.896	290.535	100.468	0.000	0.000	4,714.899	273.294	266.114	0.000
12-2020	2,385.804	207.045	79.116	0.000	0.000	2,671.964	146.819	121.029	0.000
12-2021	7,265.267	653.022	387.052	0.000	0.000	8,305.341	424.192	347.332	0.000
12-2022	12,708.629	1,736.243	1,117.288	0.000	0.000	15,562.136	782.443	669.661	0.000
12-2023	6,925.308	1,168.907	758.505	0.000	0.000	8,852.713	445.308	364.704	0.000
12-2024	4,515.489	783.023	511.231	0.000	0.000	5,809.738	303.873	228.404	0.000
12-2025	4,745.568	630.204	413.854	0.000	0.000	5,789.633	357.819	175.763	0.000
12-2026	16,809.879	958.620	1,038.786	0.000	0.000	18,807.277	974.770	409.660	0.000
12-2027	22,140.033	1,076.358	1,284.671	0.000	0.000	24,501.105	1,225.839	513.776	0.000
12-2028	21,901.281	1,325.459	1,365.701	0.000	0.000	24,592.434	1,231.040	509.667	0.000
12-2029	19,631.646	1,404.497	1,377.199	0.000	0.000	22,413.332	1,128.698	463.177	0.000
12-2030	18,711.090	1,460.212	1,356.984	0.000	0.000	21,528.307	1,080.002	439.228	0.000
12-2031	17,709.287	2,086.154	1,651.697	0.000	0.000	21,447.123	891.410	339.166	0.000
12-2032	15,511.197	2,015.682	1,478.842	0.000	0.000	19,005.750	730.869	266.517	0.000
12-2033	18,597.814	2,639.651	1,896.694	0.000	0.000	23,134.197	698.044	224.986	0.000
12-2034	14,739.767	2,114.205	1,545.012	0.000	0.000	18,398.984	589.897	193.604	0.000
12-2035	11,313.566	1,634.286	1,220.730	0.000	0.000	14,168.633	551.635	169.537	0.000
S Tot	220,546.562	22,228.402	17,610.256	0.000	0.000	260,385.344	11,873.696	5,733.778	0.000
After	74,390.594	9,723.507	7,637.768	0.000	0.000	91,751.891	5,012.989	1,166.474	0.000
Total	294,937.156	31,951.908	25,248.023	0.000	0.000	352,137.219	16,886.686	6,900.253	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2017	0.000	13	0.0	0.000	0.000	0.000	0.000	61.875	61.875	57.825
12-2018	0.000	68	0.0	0.000	0.000	0.000	0.000	550.713	612.588	520.887
12-2019	0.000	142	0.0	0.000	0.000	0.000	0.000	4,175.492	4,788.080	3,840.270
12-2020	0.000	167	0.0	0.000	0.000	0.000	0.000	2,404.116	7,192.196	5,554.417
12-2021	0.000	432	0.0	0.000	0.000	0.000	0.000	7,533.822	14,726.018	10,387.272
12-2022	0.000	702	0.0	0.000	0.000	0.000	0.000	14,110.040	28,836.059	18,754.896
12-2023	0.000	701	0.0	0.000	0.000	0.000	0.000	8,042.697	36,878.758	23,105.672
12-2024	0.000	756	0.0	0.000	0.000	0.000	0.000	5,277.454	42,156.207	25,692.674
12-2025	0.000	932	0.0	0.000	0.000	0.000	0.000	5,256.048	47,412.258	28,028.916
12-2026	0.000	1062	0.0	0.000	0.000	0.000	0.000	17,422.844	64,835.102	35,032.816
12-2027	0.000	1153	0.0	0.000	0.000	0.000	0.000	22,761.465	87,596.562	43,397.164
12-2028	0.000	1248	0.0	0.000	0.000	0.000	0.000	22,851.756	110,448.320	51,034.277
12-2029	0.000	1323	0.0	0.000	0.000	0.000	0.000	20,821.471	131,269.797	57,374.344
12-2030	0.000	1404	0.0	0.000	0.000	0.000	0.000	20,009.088	151,278.875	62,904.883
12-2031	0.000	1441	0.0	0.000	0.000	0.000	0.000	20,216.543	171,495.422	67,985.148
12-2032	0.000	1409	0.0	0.000	0.000	0.000	0.000	18,008.348	189,503.781	72,097.469
12-2033	0.000	1421	0.0	0.000	0.000	0.000	0.000	22,211.162	211,714.938	76,722.812
12-2034	0.000	1449	0.0	0.000	0.000	0.000	0.000	17,615.512	229,330.469	80,053.367
12-2035	0.000	1372	0.0	0.000	0.000	0.000	0.000	13,447.430	242,777.891	82,364.352
S Tot	0.000			0.000	0.000	0.000	0.000	242,777.891	242,777.891	82,364.352
After	0.000			0.000	0.000	0.000	0.000	85,572.398	328,350.250	91,032.805
Total	0.000			0.000	0.000	0.000	0.000	328,350.281	328,350.250	91,032.805

SEC Pricing (Dec 31, 2016)
	WTI Cushing	Henry Hub
Year	Oil $/STB	Gas $/MMBTU
2016	42.60	2.470
Thereafter	0.0%	0.0%
Cap	42.60	2.470

Percent	Cum. Disc.
9.00	101,411.766
10.00	91,032.797
12.00	74,150.906
15.00	55,864.785
20.00	36,851.320
25.00	25,750.664

12 Months in first year        45.417 Year Life (06/2062)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	07/12/2018	15:47:23 Summary
Cawley, Gillespie & Associates, Inc.

APPENDIX

Explanatory Comments for Summary Tables

HEADINGS

Table I

Description of Table Information

Identity of Interest Evaluated

Property Description – Location

Reserve Classification and Development Status

Effective Date of Evaluation

FORECAST

(Columns)
(1) (11) (21)	Calendar or Fiscal years/months commencing on effective date.
(2) (3) (4)	Gross Production (8/8th) for the years/months which are economical. These are expressed as thousands of barrels (Mbbl) and millions of cubic feet (MMcf) of gas at standard conditions. Total future production, cumulative production to effective date and ultimate recovery at the effective date are shown following the annual/monthly forecasts.
(5) (6) (7)	Net Production accruable to evaluated interest is calculated by multiplying the revenue interest times the gross production. These values take into account changes in interest and gas shrinkage.
(8)	Average (volume weighted) gross liquid price per barrel before deducting production-severance taxes.
(9)	Average (volume weighted) gross gas price per Mcf before deducting production-severance taxes.
(10)	Average (volume weighted) gross NGL price per barrel before deducting production-severance taxes.
(12)	Revenue derived from oil sales — column (5) times column (8).
(13)	Revenue derived from gas sales — column (6) times column (9).
(14)	Revenue derived from NGL sales — column (7) times column (10).
(15)	Revenue derived from hedge positions.
(16)	Revenue derived from other sources not included in column (12) through column (15); may include revenue from electrical sales, pipeline gas transportation, 3rd party saltwater disposal, etc.
(17)	Total Revenue – sum of column (12) through column (16).
(18)	Production-Severance taxes deducted from gross oil, gas and NGL revenue.
(19)	Ad Valorem taxes.
(20)	$/BOE6 – is the total of column (22), column (25), column (26), and column (27) divided by Barrels of Oil Equivalent (“BOE”). BOE is net oil production column (5) plus net gas production column (6) converted to oil at six Mcf gas per one bbl oil plus net NGL production column (7) converted to oil at one bbl NGL per 0.65 bbls of oil.
(22)	Operating Expenses are direct operating expenses to the evaluated working interest and may include combined fixed rate administrative overhead charges for operated oil and gas producers known as COPAS.
(23)	Average gross wells.
(24)	Average net wells are gross wells times working interest.
(25)	Workover Expenses are non-direct operating expenses and may include maintenance, well service, compressor, tubing, and pump repair.
(26)	3rd Party COPAS are combined fixed rate administrative overhead charges for non-operated oil and gas producers.
(27)	Other Deductions may include compression-gathering expenses, transportation costs and water disposal costs.
(28)	Investments, if any, include re-completions, future drilling costs, pumping units, etc. and may include either tangible or intangible or both, and the costs for plugging and the salvage value of equipment at abandonment may be shown as negative investments at end of life.
(29) (30)	Future Net Cash Flow is column (17) less the total of column (18), column (19), column (22), column (25), column (26), column (27) and column (28). The data in column (29) are accumulated in column (30). Federal income taxes have not been considered.
(31)	Cumulative Discounted Cash Flow is calculated by discounting monthly cash flows at the specified annual rates.

MISCELLANEOUS

DCF Profile

•  The cumulative cash flow discounted at six different interest rates are shown at the bottom of columns (30-31). Interest has been compounded monthly. The DCF’s for the “Without Hedge” case may be shown to the left of the main DCF profile.

Life	• The economic life of the appraised property is noted in the lower right-hand corner of the table.
Footnotes	• Comments regarding the evaluation may be shown in the lower left-hand footnotes.
Price Deck	• A table of oil and gas prices, price caps and escalation rates may be shown in the lower middle footnotes.
Differentials	• Total annual price adjustments may be shown in gray font to the left of column (8), column (9) and column (10).

Appendix
Cawley, Gillespie & Associates, Inc.	Page 1

APPENDIX

Methods Employed in the Estimation of Reserves

The four methods customarily employed in the estimation of reserves are (1) production performance, (2) material balance, (3) volumetric and (4) analogy. Most estimates, although based primarily on one method, utilize other methods depending on the nature and extent of the data available and the characteristics of the reservoirs.

Basic information includes production, pressure, geological and laboratory data. However, a large variation exists in the quality, quantity and types of information available on individual properties. Operators are generally required by regulatory authorities to file monthly production reports and may be required to measure and report periodically such data as well pressures, gas-oil ratios, well tests, etc. As a general rule, an operator has complete discretion in obtaining and/or making available geological and engineering data. The resulting lack of uniformity in data renders impossible the application of identical methods to all properties, and may result in significant differences in the accuracy and reliability of estimates.

A brief discussion of each method, its basis, data requirements, applicability and generalization as to its relative degree of accuracy follows:

Production performance. This method employs graphical analyses of production data on the premise that all factors which have controlled the performance to date will continue to control and that historical trends can be extrapolated to predict future performance. The only information required is production history. Capacity production can usually be analyzed from graphs of rates versus time or cumulative production. This procedure is referred to as “decline curve” analysis. Both capacity and restricted production can, in some cases, be analyzed from graphs of producing rate relationships of the various production components. Reserve estimates obtained by this method are generally considered to have a relatively high degree of accuracy with the degree of accuracy increasing as production history accumulates.

Material balance. This method employs the analysis of the relationship of production and pressure performance on the premise that the reservoir volume and its initial hydrocarbon content are fixed and that this initial hydrocarbon volume and recoveries therefrom can be estimated by analyzing changes in pressure with respect to production relationships. This method requires reliable pressure and temperature data, production data, fluid analyses and knowledge of the nature of the reservoir. The material balance method is applicable to all reservoirs, but the time and expense required for its use is dependent on the nature of the reservoir and its fluids. Reserves for depletion type reservoirs can be estimated from graphs of pressures corrected for compressibility versus cumulative production, requiring only data that are usually available. Estimates for other reservoir types require extensive data and involve complex calculations most suited to computer models which makes this method generally applicable only to reservoirs where there is economic justification for its use. Reserve estimates obtained by this method are generally considered to have a degree of accuracy that is directly related to the complexity of the reservoir and the quality and quantity of data available.

Volumetric. This method employs analyses of physical measurements of rock and fluid properties to calculate the volume of hydrocarbons in-place. The data required are well information sufficient to determine reservoir subsurface datum, thickness, storage volume, fluid content and location. The volumetric method is most applicable to reservoirs which are not susceptible to analysis by production performance or material balance methods. These are most commonly newly developed and/or no-pressure depleting reservoirs. The amount of hydrocarbons in-place that can be recovered is not an integral part of the volumetric calculations but is an estimate inferred by other methods and a knowledge of the nature of the reservoir. Reserve estimates obtained by this method are generally considered to have a low degree of accuracy; but the degree of accuracy can be relatively high where rock quality and subsurface control is good and the nature of the reservoir is uncomplicated.

Analogy. This method, which employs experience and judgment to estimate reserves, is based on observations of similar situations and includes consideration of theoretical performance. The analogy method is a common approach used for “resource plays,” where an abundance of wells with similar production profiles facilitates the reliable estimation of future reserves with a relatively high degree of accuracy. The analogy method may also be applicable where the data are insufficient or so inconclusive that reliable reserve estimates cannot be made by other methods. Reserve estimates obtained in this manner are generally considered to have a relatively low degree of accuracy.

Much of the information used in the estimation of reserves is itself arrived at by the use of estimates. These estimates are subject to continuing change as additional information becomes available. Reserve estimates which presently appear to be correct may be found to contain substantial errors as time passes and new information is obtained about well and reservoir performance.

Appendix
Cawley, Gillespie & Associates, Inc.	Page 2

APPENDIX

Reserve Definitions and Classifications

The Securities and Exchange Commission, in SX Reg. 210.4-10 dated November 18, 1981, as amended on September 19, 1989 and January 1, 2010, requires adherence to the following definitions of oil and gas reserves:

“(22) Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations— prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

“(i) The area of a reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

“(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

“(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

“(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities.

“(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

“(6) Developed oil and gas reserves. Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

“(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

“(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

“(31) Undeveloped oil and gas reserves. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

“(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

“(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

“(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

Appendix
Cawley, Gillespie & Associates, Inc.	Page 3

“(18) Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

“(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

“(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

“(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

“(iv) See also guidelines in paragraphs (17)(iv) and (17)(vi) of this section (below).

“(17) Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

“(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

“(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

“(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

“(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

“(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

“(vi) Pursuant to paragraph (22)(iii) of this section (above), where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.”

Instruction 4 of Item 2(b) of Securities and Exchange Commission Regulation S-K was revised January 1, 2010 to state that “a registrant engaged in oil and gas producing activities shall provide the information required by Subpart 1200 of Regulation S–K.” This is relevant in that Instruction 2 to paragraph (a)(2) states: “The registrant is permitted, but not required, to disclose probable or possible reserves pursuant to paragraphs (a)(2)(iv) through (a)(2)(vii) of this Item.”

“(26) Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

“Note to paragraph (26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).”

Appendix
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